Exhibit 99.1

FOR IMMEDIATE RELEASE

Syniverse Reports First Quarter 2010 Results

Increases Guidance on Strong Roaming, Messaging Trends

TAMPA, Fla. – May 4, 2010 – Syniverse Holdings, Inc. (NYSE:SVR), a leading provider of technology and business solutions for the global telecommunications industry, today reported results for first quarter 2010.

“Strength in our roaming and messaging lines of business drove solid first quarter results for Syniverse,” said Tony Holcombe, President and CEO. “Roaming volume growth accelerated across all four regions of the world, and our messaging platforms processed a record number of transactions. As a result of these positive trends, we have increased our guidance for the year.”

Syniverse cited solid results for the quarter:

•	Total revenue for first quarter 2010 was $149.0 million, a 36.8% increase compared to first quarter 2009.

•	Net revenue, which excludes Off-Network Database Queries, was $147.9 million, a 37.3% increase compared to first quarter 2009.

•	Net income was $19.7 million or $0.29 per diluted share, 23.1% and 22.6% increases respectively, compared to first quarter 2009.

•	Adjusted EBITDA, a non-GAAP financial measure described below, was $61.5 million, a 30.3% increase compared to first quarter 2009.

•	Cash net income, a non-GAAP financial measure described below, was $30.9 million or $0.45 per diluted share, 33.8% and 32.6% increases respectively compared to first quarter 2009.

•	Net cash provided by operating activities was $18.2 million in the first quarter 2010 compared to $17.0 million in the first quarter 2009.

•	Operating free cash flow, a non-GAAP financial measure described below, was $4.7 million in the first quarter 2010 compared to $10.2 million in the first quarter 2009.

David Hitchcock, Executive Vice President and CFO, said the integration of the messaging assets acquired last quarter continues on track.

“With this acquisition, we reorganized into three primary lines of business – roaming, messaging and network – and this new structure is reflected in our financial reporting beginning with this quarter.”

Please refer to the information set forth below under the headings “Non-GAAP Measures” and “Reconciliation of Non-GAAP Measures to GAAP” for an explanation of non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to GAAP financial measures.

First Quarter 2010 Operating Segment Review: Segment revenue and operating income are summarized in the tables included with this press release.

Roaming Services

Roaming services revenues were $65.9 million in the quarter, an 11.0% increase compared to first quarter 2009. Revenues were higher due primarily to increased volumes in our roaming clearing house; increases in UniRoam®, a service used for interstandard roaming; and Signaling Solutions.

Syniverse Technologies 1Q 2010 Results – 2

Messaging Services

Messaging services revenues were $47.4 million compared to $9.4 million in the first quarter 2009. The increase was driven by our messaging acquisition, which contributed $41.8 million of revenue in the quarter.

Network Services

Network services revenues, including Off-Network Database Queries of $1.1 million, were $33.4 million, a 5.2% decrease from first quarter 2009. This decrease is primarily due to certain customer migrations from our SS7 solutions partially offset by increases in our IPX transport services.

Outlook

The company is revising guidance and providing the following outlook for 2010:

Net Revenues	$605 – 625 million
Net Income	$75.0 – 83.5 million
Adjusted EBITDA	$249 – 260 million
Cash Net Income	$124 – 131 million
Operating Free Cash Flow	In excess of $110 million

Expected Adjusted EBITDA and cash net income have been adjusted to exclude the expected one-time costs in 2010 related to the integration of the messaging business.

Non-GAAP Measures

Syniverse’s Adjusted EBITDA is determined by adding the following items to net income: interest expense, net, provision for income taxes, depreciation and amortization, non-cash stock compensation and acquisition-related expenses including transition and integration costs.

Syniverse’s cash net income is calculated by (i) adding the following items to net income: provision for income taxes, non-cash stock compensation, acquisition-related expenses including transition and integration costs and purchase accounting amortization; (ii) adjusting the resulting pre-tax sum for a provision for income taxes at an assumed long-term tax rate of 37.5%, which excludes the effect of our net operating losses; and (iii) adding to that sum the cash benefit of our tax-deductible goodwill. The cash benefit is a result of the differing treatments of approximately $436 million of goodwill on our balance sheet, which primarily is the result of acquisitions that we made from Verizon in February 2002, IOS North America in September 2004 and VeriSign’s mobile messaging business in October 2009. Specifically, while this goodwill is not amortized for GAAP purposes, the amortization of goodwill is, nonetheless, deductible in calculating our taxable income and, hence, reduces actual cash tax liabilities.

Syniverse’s operating free cash flow is determined by subtracting capital expenditures from net cash provided by operating activities.

A reconciliation of net income, the closest GAAP financial measure, to Adjusted EBITDA and cash net income, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” A reconciliation of operating free cash flow to net cash provided by operating activities, the closest GAAP measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.”

We present Adjusted EBITDA and operating free cash flow because we believe that Adjusted EBITDA and operating free cash flow provide useful information regarding our continuing operating results. We rely on Adjusted EBITDA and operating free cash flow as primary measures to review and assess the

Syniverse Technologies 1Q 2010 Results – 3

operating performance of our management team in connection with our executive compensation and bonus plans. We also review Adjusted EBITDA and operating free cash flow to compare our current operating results with corresponding periods and with the operating results of other companies in our industry. In addition, we utilize Adjusted EBITDA and operating free cash flow as an assessment of our overall liquidity and our ability to meet our debt service obligations.

We present cash net income and the related per-share amount because we believe it provides useful information regarding our operating results in addition to our GAAP measures. We believe that cash net income provides our investors with valuable insight into our profitability exclusive of certain adjustments. In addition, cash net income provides further insight into the cash impact resulting from the different treatments of goodwill for financial reporting and tax purposes. We rely on cash net income as the primary measure of Syniverse’s earnings exclusive of these certain non-cash charges.

We believe that the disclosure of Adjusted EBITDA, operating free cash flow and cash net income is useful to investors as these non-GAAP measures form the basis of how our management team reviews and considers our operating results. By disclosing these non-GAAP measures, we believe that we create for investors a greater understanding of, and an enhanced level of transparency into, the means by which our management team operates our company. We also believe these measures can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA, operating free cash flow and cash net income have limitations as analytical tools, and should not be relied upon or considered in isolation or as a substitute for GAAP measures, such as net income, cash flows from operating activities and other consolidated income or other cash flows statement data prepared in accordance with GAAP. In addition, these non-GAAP measures may not be comparable to other similarly titled measures of other companies. Because of these limitations, Adjusted EBITDA and operating free cash flow should not be considered as measures of discretionary cash available to us to invest in the growth of our business. Cash net income also should not be considered as a replacement for, or a measure that should be used or analyzed in lieu of, net income. We attempt to compensate for these limitations by relying primarily upon our GAAP results and using Adjusted EBITDA, operating free cash flow and cash net income as supplemental information only.

First Quarter 2010 Earnings Call

Syniverse will host a conference call at 4:30 p.m. ET to discuss the results. To participate on this call, U.S. callers may dial toll free +1 (800) 299-7635; international callers may dial direct +1 (617) 786-2901. The passcode for this call is 23364209. This event also will be webcast live over the Internet in listen-only mode at http://www.syniverse.com/investorevents.

A replay of this call will be available beginning at approximately 7:30 p.m. ET on May 4 and will remain available through May 18 at 11:59 p.m. ET. To access the replay, U.S. callers may dial toll free +1 (888) 286-8010; international callers may dial direct +1 (617) 801-6888. The replay passcode is 99388615.

About Syniverse

Syniverse Technologies (NYSE:SVR) makes mobile work for more than 800 mobile operators, cable and Internet providers, and enterprises in over 160 countries. With unmatched expertise and more than 20 years simplifying the complexities of roaming, messaging and networking, Syniverse serves as the force at the center of the mobile communications universe, keeping people connected today and forging new connections for tomorrow. Nobody knows mobile like Syniverse. For more information, visit www.syniverse.com, follow Syniverse on Twitter or find Syniverse on Facebook.

Syniverse Technologies 1Q 2010 Results – 4

Cautionary Notice Regarding Forward-Looking Statements

Certain of the statements in this press release may constitute “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Syniverse to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation: statements regarding Syniverse’s position for long-term success; Syniverse’s ability to continue to manage its costs; Syniverse’s expectations of growth of its product portfolio and competitive position; Syniverse’s expectations regarding strengthening trends in our roaming and messaging businesses; Syniverse’s ability to continue to report positive results in future periods and/or to continue to experience global growth; Syniverse’s ability to successfully integrate its acquired businesses, realize expected synergies and accurately predict the amount of one-time costs necessary to integrate these businesses; Syniverse’s belief of the value of Non-GAAP measures to its investors; Syniverse’s assumptions regarding its long-term effective tax rate; and Syniverse’s guidance for 2010, as contained under the caption “Outlook,” including, without limitation, expected net revenues, net income, Adjusted EBITDA, cash net income and operating free cash flow for 2010, as well as the assumptions, estimates, and judgments applied in creating such guidance.

These forward-looking statements are based upon information presently available to the company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties, including, without limitation, those other risks and factors discussed in Syniverse’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in Syniverse’s reports and filings that it makes with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. Syniverse has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events, or otherwise, except as otherwise may be required by law.

# # #

For more information:

Jim Huseby

Syniverse Investor Relations

+1 (813) 637-5000

Diane Rose

Syniverse Corporate Communications

+1 (813) 637-5077

diane.rose@syniverse.com

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Income (unaudited)

(In thousands except per share information)

	Three Months Ended March 31,
	2010	2009

Revenues from external customers	$147,873	$107,682
Off-Network Database Queries	1,143	1,242

Total Revenues	149,016	108,924

Cost of operations	56,269	39,958

Gross Margin	92,747	68,966

Gross Margin %	62.2%	63.3%
Gross Margin % before Off-Network Database Queries	62.7%	64.0%

Sales and marketing	12,631	8,688
General and administrative	22,703	16,998
Depreciation and amortization	18,919	13,584

	110,522	79,228

Operating income	38,494	29,696

Other expense, net:
Interest expense, net	(6,807)	(7,164)
Other, net	624	283

	(6,183)	(6,881)

Income before provision for income taxes	32,311	22,815
Provision for income taxes	12,582	6,783

Net income	19,729	16,032
Less: Net loss attributable to noncontrolling interest	(278)	—

Net income attributable to Syniverse Holdings, Inc.	$20,007	$16,032

Net income per common share:
Basic	$0.29	$0.23

Diluted	$0.29	$0.23

Weighted average common shares outstanding:
Basic	68,293	67,877

Diluted	68,579	67,942

Syniverse Holdings, Inc.

Condensed Consolidated Balance Sheets

(In thousands except share data)

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash	$95,815	$91,934
Accounts receivable, net of allowances of $8,368 and $7,290, respectively	137,371	126,127
Prepaid and other current assets	27,649	20,813

Total current assets	260,835	238,874

Property and equipment, net	69,164	64,315
Capitalized software, net	70,998	75,249
Deferred costs, net	6,962	7,388
Goodwill	673,157	685,710
Identifiable intangibles, net	225,367	234,938
Other assets	2,371	3,250

Total assets	$1,308,854	$1,309,724

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,346	$8,020
Transition services payable	1,475	16,609
Accrued payroll and related benefits	11,728	9,832
Accrued interest	1,759	5,150
Accrued income taxes	8,252	1,468
Deferred revenues	7,009	6,197
Other accrued liabilities	34,576	32,042
Current portion of Term Note B	3,373	3,452

Total current liabilities	73,518	82,770
Long-term liabilities:
Deferred tax liabilities	92,953	87,254
7 3/4 % senior subordinated notes due 2013	175,000	175,000
Term Note B, less current maturities	325,502	334,012
Other long-term liabilities	7,403	9,534

Total liabilities	674,376	688,570

Stockholders’ equity:
Preferred stock, $0.001 par value; 300,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 100,300,000 shares authorized; 69,896,374 shares issued and 69,704,376 shares outstanding and 69,574,505 shares issued and 69,382,507 shares outstanding at March 31, 2010 and December 31, 2009, respectively	70	69
Additional paid-in capital	486,726	483,227
Retained earnings	169,589	149,582
Accumulated other comprehensive loss	(23,252)	(12,205)
Common stock held in treasury, at cost; 191,998 at March 31, 2010 and December 31, 2009	(15)	(15)

Total Syniverse Holdings, Inc. stockholders’ equity	633,118	620,658
Noncontrolling interest	1,360	496

Total equity	634,478	621,154

Total liabilities and stockholders’ equity	$1,308,854	$1,309,724

Syniverse Holdings, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$19,729	$16,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization including amortization of deferred debt issuance costs	19,345	14,014
Provision for uncollectible accounts	525	199
Deferred income tax expense	4,678	1,801
Stock-based compensation	2,827	1,107
Other, net	(57)	22
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(12,695)	6,511
Prepaids and other current assets	(6,949)	(3,556)
Accounts payable	(590)	(12,098)
Transition services payable	(15,134)	—
Other current liabilities	5,614	(8,323)
Other long-term assets and liabilities	874	1,292

Net cash provided by operating activities	18,167	17,001

Cash flows from investing activities
Capital expenditures	(13,442)	(6,815)
Acquisition, net of acquired cash	(497)	—

Net cash used in investing activities	(13,939)	(6,815)

Cash flows from financing activities
Principal payments on senior credit facility	(840)	(847)
Issuance of stock for stock options exercised	818	83
Minimum tax withholding on restricted stock awards	(145)	(102)
Capital contribution from noncontrolling interest in a joint venture	1,092	981

Net cash provided by financing activities	925	115

Effect of exchange rate changes on cash	(1,272)	(1,956)

Net increase in cash	3,881	8,345
Cash at beginning of period	91,934	165,605

Cash at end of period	$95,815	$173,950

Supplemental cash flow information
Interest paid	$9,794	$10,071
Income taxes paid	1,660	8,898

Syniverse Holdings, Inc.

Segment Results Supplemental Information (unaudited)

Segment results:

	Three Months Ended March 31,
	2010	2009	Change %
	(In thousands)
Revenues:
Roaming services	$65,905	$59,360	11.0%
Messaging services	47,412	9,422	403.2%
Network services (1)	33,402	35,249	-5.2%
Corporate and Other	2,297	4,893	-53.1%

Consolidated revenue	$149,016	$108,924	36.8%

Segment operating income (loss):
Roaming services	$38,765	$33,677	15.1%
Messaging services	18,394	4,169	341.2%
Network services	11,613	13,144	-11.6%
Corporate and Other	(30,278)	(21,294)	42.2%

Consolidated operating income	$38,494	$29,696	29.6%

(1)	Includes Off-Network Database Query revenues of $1,143 and $1,242 for the three months ended March 31, 2010 and 2009, respectively.

Revenue by region:

	Three Months Ended March 31,
	2010	2009
	(In thousands)
North America (U.S. and Canada)	$116,820	$78,209
Asia Pacific	8,788	9,465
Caribbean and Latin America (includes Mexico)	9,697	7,951
Europe, Middle East and Africa	12,568	12,057

Non-North American Revenue	31,053	29,473

Revenues excluding Off-Network Database Queries	147,873	107,682
Off-Network Database Queries (i)	1,143	1,242

Total Revenues	$149,016	$108,924

(i)	Off-Network Database Queries are not allocated to geographic regions.

Syniverse Holdings, Inc.

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In thousands except share data and per share information)

	Three Months Ended March 31,
	2010	2009
Reconciliation to adjusted EBITDA
Net income	$19,729	$16,032
Interest expense, net	6,807	7,164
Provision for income taxes	12,582	6,783
Depreciation and amortization	18,919	13,584
Non-cash stock compensation	2,827	1,107
BSG Wireless transition expenses	—	2,566
Messaging acquisition and integration expenses	682	—

Adjusted EBITDA	$61,546	$47,236

	Three Months Ended March 31,
	2010	2009
Reconciliation to cash net income
Net income	$19,729	$16,032
Add provision for income taxes	12,582	6,783

Income before provision for income taxes	32,311	22,815

Non-cash stock compensation	2,827	1,107
Purchase accounting amortization	9,203	6,791
BSG Wireless transition expenses	—	2,566
Messaging acquisition and integration expenses	682	—

Adjusted income before provision for income taxes	45,023	33,279

Less assumed provision for income taxes at 37.5%	(16,884)	(12,480)
Add cash savings of tax deductible goodwill(1)	2,776	2,301

Cash net income	$30,915	$23,100

Cash net income per share	$0.45	$0.34
Diluted shares outstanding	68,579	67,942

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

	Three Months Ended March 31,
	2010	2009
Reconciliation to operating free cash flow
Net cash provided by operating activities	$18,167	$17,001
Capital expenditures	(13,442)	(6,815)

Operating Free Cash Flow	$4,725	$10,186

Syniverse Holdings Inc.

2010 Guidance

Reconciliation of Non GAAP Measures to GAAP (unaudited)

(In millions)

	2010E Low	2010E High
Reconciliation to adjusted EBITDA
Net income	$75.0	$83.5
Interest expense, net	27.0	27.0
Provision for income taxes	50.5	53.0
Depreciation and amortization	79.0	79.0
Non-cash stock compensation	13.0	13.0
Messaging transition expenses	4.5	4.5

Adjusted EBITDA	$249.0	$260.0

Reconciliation to cash net income
Net income	$75.0	$83.5
Add provision for income taxes	50.5	53.0

Income before provision for income taxes	125.5	136.5
Purchase accounting amortization	37.0	37.0
Non-cash stock compensation	13.0	13.0
Messaging acquisition and integration expenses	4.5	4.5

Adjusted income before provision for income taxes	180.0	191.0
Less assumed provision for income taxes	(67.1)	(71.1)
Add cash savings of tax deductible goodwill (1)	11.1	11.1

Cash net income	$124.0	$131.0

(1)	Represents the cash benefit realized currently as a result of the tax deductibility of goodwill amortization.

Syniverse Holdings, Inc.

Supplemental Segment Financial Information - Quarterly Results (unaudited)

(In thousands)

	For the three months ended March 31, 2009
	Roaming Services	Messaging Services	Network Services	Corporate and Other	Consolidated

Revenues from external customers	$59,360	$9,422	$34,007	$4,893	$107,682
Off-Network Database Queries	—	—	1,242	—	1,242

Total segment revenues	59,360	9,422	35,249	4,893	108,924

Operations and support expenses	18,371	4,663	18,642	23,968	65,644
Depreciation and amortization expense	7,312	590	3,463	2,219	13,584

Total segment operating expenses	25,683	5,253	22,105	26,187	79,228

Segment operating income (loss)	$33,677	$4,169	$13,144	$(21,294)	$29,696

	For the three months ended June 30, 2009
	Roaming Services	Messaging Services	Network Services	Corporate and Other	Consolidated

Revenues from external customers	$64,049	$7,944	$34,998	$4,784	$111,775
Off-Network Database Queries	—	—	1,703	—	1,703

Total segment revenues	64,049	7,944	36,701	4,784	113,478

Operations and support expenses	19,312	4,257	19,629	23,546	66,744
Depreciation and amortization expense	7,544	742	3,316	2,435	14,037

Total segment operating expenses	26,856	4,999	22,945	25,981	80,781

Segment operating income (loss)	$37,193	$2,945	$13,756	$(21,197)	$32,697

	For the three months ended September 30, 2009
	Roaming Services	Messaging Services	Network Services	Corporate and Other	Consolidated

Revenues from external customers	$69,066	$5,231	$36,327	$4,486	$115,110
Off-Network Database Queries	—	—	1,552	—	1,552

Total segment revenues	69,066	5,231	37,879	4,486	116,662

Operations and support expenses	19,916	3,829	19,362	22,994	66,101
Depreciation and amortization expense	7,705	1,307	3,141	2,432	14,585

Total segment operating expenses	27,621	5,136	22,503	25,426	80,686

Segment operating income (loss)	$41,445	$95	$15,376	$(20,940)	$35,976

	For the three months ended December 31, 2009
	Roaming Services	Messaging Services	Network Services	Corporate and Other	Consolidated

Revenues from external customers	$64,878	$38,787	$34,303	$5,153	$143,121
Off-Network Database Queries	—	—	806	—	806

Total segment revenues	64,878	38,787	35,109	5,153	143,927

Operations and support expenses	18,420	19,442	18,032	34,441	90,335
Depreciation and amortization expense	8,169	4,236	3,074	2,712	18,191

Total segment operating expenses	26,589	23,678	21,106	37,153	108,526

Segment operating income (loss)	$38,289	$15,109	$14,003	$(32,000)	$35,401

	For the three months ended March 31, 2010
	Roaming Services	Messaging Services	Network Services	Corporate and Other	Consolidated
Revenues from external customers	$65,905	$47,412	$32,259	$2,297	$147,873
Off-Network Database Queries	—	—	1,143	—	1,143

Total segment revenues	65,905	47,412	33,402	2,297	149,016

Operations and support expenses	19,489	23,676	18,450	29,988	91,603
Depreciation and amortization expense	7,651	5,342	3,339	2,587	18,919

Total segment operating expenses	27,140	29,018	21,789	32,575	110,522

Segment operating income (loss)	$38,765	$18,394	$11,613	$(30,278)	$38,494